Exhibit 99.1
VICTORIA’S SECRET & CO. REPORTS SECOND QUARTER FINANCIAL RESULTS

PROVIDES INITIAL THIRD QUARTER OUTLOOK

Reynoldsburg, Ohio (August 18, 2021)—Victoria’s Secret & Co. (NYSE: VSCO) today reported financial results for the second quarter ended July 31, 2021. The results are on a carve-out basis and include the Victoria's Secret Segment and a portion of the unallocated overhead costs as part of L Brands.

The Company reported net income of $151.1 million, or earnings per share of $1.71 in the second quarter of 2021. This result compares to a net loss of $199.5 million, or loss per share of $2.26 and an adjusted net loss of $85.3 million, or adjusted loss per share of $0.97 for the period ended August 1, 2020.

Second quarter 2021 operating income was $202.7 million compared to an operating loss of $243.3 million and an adjusted operating loss of $111.3 million in last year's second quarter. Second quarter 2021 operating income on a historical segment reporting basis as part of L Brands totaled $232.5 million, comparing favorably to previously communicated guidance of more than $200 million.

The Company reported net sales of $1.614 billion for the second quarter compared to net sales of $1.066 billion for last year's second quarter. Second quarter 2020 sales were negatively impacted by the closure of stores for the majority of the quarter due to the COVID-19 pandemic. Second quarter 2021 sales decreased 10 percent compared to sales of $1.785 billion in the second quarter of 2019 and reflect the net closure of 240 company-operated stores since the second quarter of 2019.

Total comparable sales for the second quarter of 2021 increased 5 percent compared to the second quarter of 2019. Comparable store sales for the second quarter of 2021 decreased 3 percent compared to the second quarter of 2019. Second quarter 2021 sales in the direct channel were $468.8 million, a 24 percent decrease compared to 2020 and a 26 percent increase compared to 2019.

CEO Martin Waters commented, “Following the finalization of the spin-off from L Brands, our momentum continues, fueled by strong fundamentals: inspiring merchandise she loves, our new brand positioning and disciplined business operations. With tighter inventory management and more emotionally appealing product, we are less promotional, resulting in significant margin increases. As a result, operating income in the second quarter exceeded expectations, helping us deliver our most profitable spring season in five years. Our vital signs are strong and, with our exceptional leadership and associate teams, I continue to be confident in our long-term growth in all channels.”

Initial Third Quarter 2021 Outlook
The Company is forecasting third quarter 2021 sales to increase in the mid- to high-single digits versus last year's third quarter sales of $1.35 billion and earnings per share to be in the range of $0.60 and $0.70. Due to the continued uncertainty in the environment, the Company is not providing financial guidance for the fourth quarter.

Victoria’s Secret & Co. will conduct its second quarter earnings call at 9:30 a.m. Eastern on August 19. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-866-516-0671 (international replay number: 1-203-369-2035); conference ID 175361 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the investor relations section of the Company's website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria's Secret
Victoria’s Secret is the world’s largest intimates specialty retailer offering a wide assortment of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear and athleisure, as well as award-winning prestige fragrances and body care. With nearly 1,400 retail stores worldwide and a predominately female workforce of more than 25,000, Victoria’s Secret boasts the largest team of specialty trained bra fit experts worldwide. Victoria’s Secret is committed to inspiring women around the world with products and experiences that uplift and champion them and their journey while creating lifelong relationships and advocating for positive change.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Victoria’s Secret or that Victoria’s Secret does not realize all of the expected benefits of the spin-off;
•general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•divestitures or other dispositions and related operations and contingent liabilities from such businesses;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license and wholesale partners;
•our direct channel businesses;
•our ability to protect our reputation and our brand images;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;
◦local business practices and political issues;
◦potential delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio;
•fluctuations in foreign currency exchange rates;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in product input costs;
•our ability to adequately protect our assets from loss and theft;
•fluctuations in energy costs;
•increases in the costs of mailing, paper, printing or other order fulfillment logistics;
•claims arising from our self-insurance;
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and related effects;
•shareholder activism matters;
•our ability to maintain our credit rating;

•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. More information on potential factors that could affect Victoria’s Secret results is included in Victoria’s Secret Registration Statement on Form 10 filed with the Securities and Exchange Commission.

For further information, please contact:

Victoria's Secret & Co.:

Investor Relations:	Media Relations:
Jason Ware	Brooke Wilson
investorrelations@victoria.com	Communications@victoria.com

Victoria's Secret & Co.
Second Quarter 2021

Total Sales (Millions):

	Second Quarter	Second Quarter	% Inc/ (Dec)	Second Quarter	Second Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - North America	$1,036.9	$363.6	185.2%	$1,036.9	$1,232.6	(15.9%)
Direct	468.8	613.9	(23.6%)	468.8	373.1	25.7%
International[1]	108.1	88.8	21.9%	108.1	179.0	(39.6%)
Total	$1,613.8	$1,066.3	51.3%	$1,613.8	$1,784.7	(9.6%)

1 - Results include Greater China, royalties associated with franchised stores, wholesale sales and company-operated stores in the U.K. (pre-joint venture).

Total Sales (Millions):

	Year-to-Date	Year-to-Date	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2021	2020		2021	2019
Stores - North America	$1,969.7	$877.6	124.4%	$1,969.7	$2,381.3	(17.3%)
Direct	989.7	921.5	7.4%	989.7	735.2	34.6%
International[1]	208.7	160.8	29.7%	208.7	338.6	(38.4%)
Total	$3,168.1	$1,959.9	61.6%	$3,168.1	$3,455.1	(8.3%)

1 - Results include Greater China, royalties associated with franchised stores, wholesale sales, and company-operated stores in the U.K. (pre-joint venture).

Comparable Sales Increase (Decrease):

	Second Quarter	Second Quarter	Year-to-Date	Year-to-Date
	2021	2020	2021	2020
Stores and Direct[1]	(9%)	24%	6%	3%
Stores Only[2]	16%	(12%)	9%	(16%)

NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to Victoria's Secret & Co.'s Registration Statement on Form 10 filed with the Securities Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.

Total Company-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	7/31/21
U.S.	846	—	(8)	838
Canada	25	1	—	26
Greater China - Beauty and Accessories	36	1	(1)	36
Greater China - Full Assortment	26	—	—	26
Total	933	2	(9)	926

Total Partner-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	7/31/21
Beauty & Accessories	338	7	(6)	339
Full Assortment	120	3	—	123
Total	458	10	(6)	462

VICTORIA'S SECRET & CO.
COMBINED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED JULY 31, 2021 AND AUGUST 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$1,613,847	$1,066,334
Costs of Goods Sold, Buying and Occupancy	(944,261)	(913,720)
Gross Profit	669,586	152,614
General, Administrative and Store Operating Expenses	(466,855)	(395,951)
Operating Income (Loss)	202,731	(243,337)
Interest Expense	(2,812)	(1,435)
Other Income (Loss)	(907)	23
Income (Loss) Before Income Taxes	199,012	(244,749)
Provision (Benefit) for Income Taxes	47,928	(45,222)
Net Income (Loss)	$151,084	$(199,527)

Net Income (Loss) Per Diluted Share	$1.71	$(2.26)

Weighted Average Shares Outstanding[1]	88,303	88,303

1 - Reported Weighted Average Shares Outstanding reflects basic shares at the separation date. This share amount is being utilized for the calculation of basic and diluted net income (loss) per share for periods presented through the separation date.

VICTORIA'S SECRET & CO.
COMBINED STATEMENTS OF INCOME (LOSS)
TWENTY-SIX WEEKS ENDED JULY 31, 2021 AND AUGUST 1, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$3,168,067	$1,959,941
Costs of Goods Sold, Buying and Occupancy	(1,826,341)	(1,786,566)
Gross Profit	1,341,726	173,375
General, Administrative and Store Operating Expenses	(913,309)	(790,108)
Operating Income (Loss)	428,417	(616,733)
Interest Expense	(3,742)	(3,546)
Other Loss	(1,098)	(1,476)
Income (Loss) Before Income Taxes	423,577	(621,755)
Provision (Benefit) for Income Taxes	98,462	(123,684)
Net Income (Loss)	$325,115	$(498,071)

Net Income (Loss) Per Diluted Share	$3.68	$(5.64)

Weighted Average Shares Outstanding[1]	88,303	88,303

1 - Reported Weighted Average Shares Outstanding reflects basic shares at the separation date. This share amount is being utilized for the calculation of basic and diluted net income (loss) per share for periods presented through the separation date.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission.

	Second Quarter		Year-to-Date
	2021	2020	2021	2020
Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss) - GAAP	$202,731	$(243,337)	$428,417	$(616,733)
Asset Impairments (a)	—	117,109	—	213,953
Restructuring Charges (b)	—	51,236	—	51,236
Hong Kong Store Closure and Lease Termination (c)	—	(36,287)	—	(36,287)
Adjusted Operating Income (Loss)	$202,731	$(111,279)	$428,417	$(387,831)

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss) - GAAP	$151,084	$(199,527)	$325,115	$(498,071)
Asset Impairments (a)	—	117,109	—	213,953
Restructuring Charges (b)	—	51,236	—	51,236
Hong Kong Store Closure and Lease Termination (c)	—	(36,287)	—	(36,287)
Tax Effect	—	(17,872)	—	(42,712)
Adjusted Net Income (Loss)	$151,084	$(85,341)	$325,115	$(311,881)

Reconciliation of Net Income (Loss) Per Diluted Share to Adjusted Net Income (Loss) Per Diluted Share
Reported Net Income (Loss) Per Diluted Share - GAAP	$1.71	$(2.26)	$3.68	$(5.64)
Asset Impairments (a)	—	1.12	—	1.93
Restructuring Charges (b)	—	0.46	—	0.46
Hong Kong Store Closure and Lease Termination (c)	—	(0.28)	—	(0.28)
Adjusted Net Income (Loss) Per Diluted Share	$1.71	$(0.97)	$3.68	$(3.53)
(a) In the second quarter of 2020, we recognized a $117.1 million charge ($98.7 million net of tax of $18.5 million), included in buying and occupancy expenses, related to the impairment of certain lease and store assets. In the first quarter of 2020, we recognized a $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain store assets.

(b) In the second quarter of 2020, we recognized a $51.2 million charge ($40.2 million net of tax of $11.0 million), included in general, administrative and store operating expenses, related to restructuring activities.

(c) In the second quarter of 2020, we recognized a $36.3 million gain ($24.7 million net of tax of $11.6 million), principally included in buying and occupancy expenses, related to the closure and termination of our lease and the related liability for the Hong Kong flagship store.